                                                                      Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-35780), and the related Statement of Additional Information appearing therein and pertaining to Lincoln National Variable Annuity Account H, and to the use therein of our reports dated (a) January 31, 2000, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 10, 2000, with respect to the financial statements of Lincoln National Variable Annuity Account H.



Fort Wayne, Indiana
July 5, 2000